Exhibit 99.5

CONDOR HOSPITALITY TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited pro forma consolidated financial statements give effect to our acquisition of (i) the 105-room Home2 Suites Memphis/Southaven hotel in Southaven, MS on April 14, 2017, (ii) the 91-room Home2 Suites Austin/Round Rock hotel in Round Rock, TX on March 24, 2017, (iii) the 103-room Home2 Suites Lexington University/Medical Center hotel in Lexington, KY on March 24, 2017, and (iv) the 132-room Home2 Suites Tallahassee State Capitol hotel in Tallahassee, FL on March 24, 2017, by application of the pro forma adjustments to our historical consolidated financial statements. The total purchase price allocated to the acquired hotels is based on preliminary estimates and is subject to change.

The unaudited pro forma consolidated balance sheet as of December 31, 2016 gives effect to each of the transactions referred to above as if the transactions had occurred as of December 31, 2016. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2016 gives effect to each of the transactions referred to above as if they had occurred on January 1, 2016. On March 15, 2017, we effected a 1-for-6.5 reverse stock split of our common stock. All share and per share data for common stock herein reflect this reverse stock split. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.

These unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what our actual consolidated financial position or results of operations would have been had the transactions occurred on the dates indicated, or of future results of operations or financial condition, and should not be viewed as indicative of future results of operations or financial condition.

These unaudited pro forma consolidated financial statements should be read in conjunction with, and are qualified in their entirety by, our historical consolidated financial statements and the related notes thereto, which appear in the Prospectus filed with the Securities and Exchange Commission (“SEC”) on March 27, 2017, as well as the Company’s Current Report on Form 8-K related to these acquisitions filed with the SEC on March 30, 2017, this Form 8-K/A, the notes to the unaudited pro forma consolidated financial statements included in this Form 8-K/A, and the historical financial statements and related notes of the acquired hotels included as Exhibits to this filing.

Condor Hospitality Trust, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheet

December 31, 2016

(In thousands, except share amounts and per share data)

	[A]	[B]	[C]
	Historical Condor	Home2 Suites Acquisitions	Pro Forma Condor
Assets
Investments in hotel properties, net	$96,158	74,252	$170,410
Investment in unconsolidated joint venture	9,036	—	9,036
Cash and cash equivalents	8,326	(10,549)	(2,223)
Restricted cash, property escrows	5,350	—	5,350
Accounts receivable, net of allowance for doubtful accounts of $21	1,416	—	1,416
Prepaid expenses and other assets	1,666	93	1,759
Investment in hotel properties held for sale, net	18,713	—	18,713

Total Assets	$140,665	63,796	$204,461

Liabilities and Equity
Liabilities
Accounts payable, accrued expenses, and other liabilities	$5,823	—	$5,823
Derivative liabilities, at fair value	8	—	8
Convertible debt, at fair value	1,315	—	1,315
Long-term debt, net of deferred financing costs	56,775	63,596	120,371
Long-term debt related to hotel properties held for sale, net of deferred financing costs	5,945	—	5,945

Total Liabilities	69,866	63,596	133,462

Equity
Shareholders’ equity
Preferred stock, 40,000,000 shares authorized:
6.25% Series D, 6,700,000 shares authorized, $0.01 par value, 6,245,156 shares outstanding, liquidation preference of $63,427	61,333	—	61,333
Common stock, $.01 par value, 200,000,000 shares authorized; 762,590 shares outstanding	8	—	8
Additional paid-in capital	118,655	—	118,655
Accumulated deficit	(112,024)	—	(112,024)

Total Shareholders’ Equity	67,972	—	67,972
Noncontrolling interest in consolidated partnership, redemption value $2,008 (actual), $2,212 (as adjusted)	2,827	200	3,027

Total Equity	70,799	200	70,999

Total Liabilities and Equity	$140,665	63,796	$204,461

See accompanying notes and management’s assumptions to unaudited pro forma consolidated financial statements.

NOTES AND MANAGEMENT ASSUMPTIONS TO UNAUDITED

PRO FORMA CONSOLIDATED BALANCE SHEET

(IN THOUSANDS, EXCEPT SHARE AMOUNTS AND PER SHARE DATA)

[A] Represents the Company’s audited consolidated balance sheet as of December 31, 2016 as filed in the Prospectus filed with the Securities and Exchange Commission (“SEC”) on March 27, 2017.

[B] Represents the acquisition of the four Home2 Suites hotels discussed above as if it had occurred on December 31, 2016. The combined purchase price for the hotels was $73,750 plus franchise fees of approximately $600.

These acquisitions will be recorded under the purchase method of accounting. The total consideration being paid to the seller of these hotels will be allocated to the hotel assets acquired and liabilities assumed at their fair value on the date of acquisition in accordance with Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations. The allocation of fair value detailed in the table below is based on the Company’s preliminary estimates and is subject to change based on the final determination of the fair value of assets and liabilities acquired.

Acquired Assets
Land	$4,753
Building and improvements	61,417
Site improvements	2,241
Furniture and equipment	5,241
Franchise fees	600

Total investment in hotel properties	74,252
Intangible asset - franchise fees	98

Contractual Purchase Price plus Franchise Fees Paid	$74,350

The Home2 Suites portfolio acquisition was partially financed with borrowings under the Company’s existing senior secured credit facility totaling $54,750 (related to the Round Rock, Lexington, and Tallahassee properties) and the assumption of existing secured indebtedness of $9,096 (related to the Southaven property). Deferred financing costs for both sources of financing totaling $250 are estimated. The acquisitions were also partially financed with the issuance of $200 in value of common units in the Company’s partnership, Condor Hospitality Limited Partnership (“CHLP”), which totaled 800,000 common units.

The Company’s senior secured credit facility (“the facility”) is dated March 1, 2017 with KeyBank, N.A. and The Huntington National Bank serving as lenders. The facility is guaranteed by the Company and its material subsidiaries that do not have stand-alone financing. Borrowings bear interest based on a leverage-based pricing grid, at the Company’s option, at either LIBOR plus a spread ranging from 2.25% to 3.00% (depending on leverage) or a base rate plus a spread ranging from 1.25% to 2.00% (depending on leverage). The facility matures in three years. The facility has two additional one-year extension options following specific capital achievements. The facility contains customary representations and warranties, covenants and events of default. An interest rate of 4.7% for this facility was utilized for the purpose of these pro forma financials.

The assumed loan related to the Southaven property is payable to the U.S. Bank National Association, as Trustee for Morgan Stanley Bank of America Merrill Lynch Trust 2014-C-18, Commercial Mortgage Pass-Through Certificates, Series 2014-C-18, bears interest at a fixed rate of 4.54%, requires monthly principal and interest payments of $48, and matures on August 1, 2024. The loan is non-recourse to the Company, except for certain customary carve-outs which are guaranteed by the Company.

[C] The cash utilized in the hotel acquisitions was partially funded with cash generated from transactions between December 31, 2016 and the acquisition dates that are not reflected in these pro forma financial statements, causing a negative cash balance for purposes of this pro forma presentation only.

Condor Hospitality Trust, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2016

(In thousands)

	[AA]	[BB]
	Historical Condor	Home2 Suites Acquisitions	Pro Forma Condor
Revenue
Room rentals and other hotel services	$50,647	15,364	$66,011

Operating Expenses
Hotel and property operations	37,092	8,555	45,647
Depreciation and amortization	5,190	2,763	7,953
General and administrative	5,792	—	5,792
Acquisition and terminated transactions	550	—	550
Terminated equity transactions	—	—	—

Total operating expenses	48,624	11,318	59,942

Operating income	2,023	4,046	6,069
Net gain on disposition of assets	23,132	—	23,132
Equity in loss of joint venture	(244)	—	(244)
Net gain on derivatives and convertible debt	6,377	—	6,377
Other income	55	—	55
Interest expense	(4,710)	(3,061)	(7,771)
Loss on debt extinguishment	(2,187)	—	(2,187)
Impairment loss	(1,477)	—	(1,477)

Net earnings from continuing operations before income taxes	22,969	985	23,954
Income tax expense	(125)	—	(125)

Net earnings from continuing operations	22,844	985	23,829
Earnings from continuing operations attributible to noncontrolling interests	(706)	(123)	(829)

Net earnings from continuing operations attributable to controlling interest	22,138	862	23,000
Dividends declared and undeclared and in kind dividends deemed on preferred stock	(20,748)	—	(20,748)

Net earnings from continuing operations attributable to common shareholders	$1,390	862	$2,252

Earnings per share
Continuing operations - Basic	$1.82		$2.96
Continuing operations - Diluted	$0.78		$0.97

See accompanying notes and management’s assumptions to unaudited pro forma consolidated financial statements.

NOTES AND MANAGEMENT ASSUMPTIONS TO UNAUDITED

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AMOUNTS AND PER SHARE DATA)

[AA] Represents the Company’s audited consolidated statement of operations for the year ended December 31, 2016 as filed in the Prospectus filed with the Securities and Exchange Commission (“SEC”) on March 27, 2017.

[BB] Represents the operations of the four Home2 Suites hotels giving effect to the acquisitions as if they had occurred on January 1, 2016. Revenues and hotel and property operations expenses are based on historical financial statements for the hotels for the respective periods after adjusting those numbers for specific verifiable and continuing changes in operating expenses (differences in management fees charged to the hotels historically and the post-acquisition contracts entered into by the Company) as well as pro form adjustments to depreciation and interest expense.

Pro forma depreciation and amortization is based on the post-acquisition depreciable basis of the investment in hotel properties per the final purchase accounting performed for the acquisitions with asset lives of 40 years for buildings and improvements, 15 years for site improvements, five years for furniture and equipment, and the remaining term of the franchise agreement for franchise fees. The purchase accounting for the Home2 Suites portfolio is discussed in Note [B] above.

Interest expense adjustments include interest expense as well as the amortization of deferred financing costs related to the drawdown of the facility and the loan assumed at the time of the acquisitions as described in Note [B] above. If the variable rate of the facility were to increase by 1/8%, the annual increase in interest expense would be $68.